Exhibit 99.1
Williams-Sonoma, Inc. announces first quarter 2025 results
Q1 comparable brand revenue +3.4%
Q1 operating margin of 16.8%; diluted EPS of $1.85
Reiterates full-year outlook
San Francisco, CA, May 22, 2025 – Williams-Sonoma, Inc. (NYSE: WSM) today announced operating results for the first quarter ended May 4, 2025 versus the first quarter ended April 28, 2024.
“We are proud to deliver strong results in the first quarter of 2025, driven by a positive top-line comp and continued strength in our profitability. In Q1, our comp came in above expectations at +3.4%. And, we exceeded profitability estimates with an operating margin of 16.8% and earnings per share of $1.85 with earnings growth of 8.8%. In the quarter, we saw an acceleration of the positive comp trend coming out of Q4, with all brands running positive comps,” said Laura Alber, President and Chief Executive Officer.
Alber concluded, “There is no doubt that existing macroeconomic and geopolitical uncertainties are a focal point for the market. But volatility is not new in our industry, and we are confident in our ability to adapt and navigate whatever lies ahead. Therefore, we are optimistic about 2025 as we continue our focus on product innovation and customer service.”
FIRST QUARTER 2025 HIGHLIGHTS
•Comparable brand revenue +3.4%.
•Gross margin of 44.3% -360bps to LY including a prior year benefit of +300bps from the out-of-period freight adjustment in Q1 FY24. Without this prior year adjustment, gross margin -60bps to LY driven by (i) lower merchandise margins of -220bps, partially offset by (ii) supply chain efficiencies of +120bps, and (iii) occupancy leverage of +40bps. Occupancy costs of $198 million, +0.8% to LY.
•SG&A rate of 27.5% -130bps to LY driven by (i) lower advertising expense and (ii) employment leverage from the strength of our top-line and lower performance-based incentive compensation. SG&A of $475 million, -0.6% to LY.
•Operating income of $291 million with an operating margin of 16.8% -230bps to LY, including a prior year benefit of +300bps from the out-of-period freight adjustment in Q1 FY24. Without this prior year adjustment, operating margin +70bps to LY.
•Diluted EPS of $1.85 -7.0% to LY, including a prior year benefit of $0.29 per share from the out-of-period freight adjustment in Q1 FY24. Without this prior year adjustment, +8.8% to LY.
•Merchandise inventories +10.3% to the first quarter LY to $1.3 billion, including a strategic pull forward of receipts to reduce the potential impact of higher tariffs in FY25.
•Maintained strong liquidity position of $1.0 billion in cash and $119 million in operating cash flow enabling the company to deliver returns to stockholders of $165 million through $90 million in stock repurchases and $75 million in dividends. Stock repurchase authorization of $1.1 billion remaining under our stock repurchase programs.

FIRST QUARTER 2024 OUT-OF-PERIOD FREIGHT ADJUSTMENT
Subsequent to the filing of our fiscal 2023 Form 10-K, in April 2024, we determined that we over-recognized freight expense in fiscal years 2021, 2022 and 2023 for a cumulative amount of $49 million. We evaluated the error, both qualitatively and quantitatively, and determined that no prior interim or annual periods were materially misstated. We then evaluated whether the cumulative amount of the over-accrual was material to our projected fiscal 2024 results, and determined the cumulative amount was not material. Therefore, the Condensed Consolidated Financial Statements for the thirteen weeks ended April 28, 2024 include an out-of-period adjustment of $49 million, recorded in the first quarter of fiscal 2024, to reduce cost of goods sold and accounts payable, which corrected the cumulative error on the balance sheet as of January 28, 2024.
SECOND QUARTER 2024 COMMON STOCK SPLIT
On July 9, 2024, we effected a 2-for-1 stock split of our common stock through a stock dividend. All historical share and per share amounts in this release have been retroactively adjusted to reflect the stock split.
OUTLOOK
•We are reiterating our fiscal 2025 and long-term guidance.
•We are reiterating our guidance even with absorbing incremental costs from the existing tariff environment. These costs include the additional tariffs on China of 30% and the global reciprocal tariff of 10%, along with the tariffs we spoke about in March, including the tariff on Mexico and Canada of 25% and the tariff on steel and aluminum of 25%. It does not assume any other tariffs. If there are material changes in future tariffs, we will revisit our guidance.
•Fiscal 2025 is a 52-week year. Our financial statements will be prepared on a 52-week basis in fiscal 2025 versus 53-week basis in fiscal 2024. However, we will report comps on a 52-week versus 52-week comparable basis. All other year-over-year comparisons will be 52-weeks in fiscal 2025 versus 53-weeks in fiscal 2024.
•In fiscal 2025, we expect annual net revenues in the range of -1.5% to +1.5% due to the impact from the 53rd week in fiscal 2024, with comps in the range of flat to +3.0%; and an operating margin between 17.4% to 17.8%, inclusive of the impact from the 53rd week in fiscal 2024 of 20bps.
•Over the long term, we continue to expect mid-to-high single-digit annual net revenue growth with an operating margin in the mid-to-high teens.
CONFERENCE CALL AND WEBCAST INFORMATION
Williams-Sonoma, Inc. will host a live conference call today, May 22, 2025, at 7:00 A.M. (PT). The call will be open to the general public via live webcast and can be accessed at http://ir.williams-sonomainc.com/events. A replay of the webcast will be available at http://ir.williams-sonomainc.com/events.
CONTACT INFORMATION
Jeff Howie EVP, Chief Financial Officer – (415) 402 4324
Jeremy Brooks SVP, Chief Accounting Officer & Head of Investor Relations – (415) 733 2371

SEC REGULATION G — NON-GAAP INFORMATION
Our guidance for fiscal year 2025, as stated in this press release, includes non-GAAP financial measures. We have not provided a reconciliation of non-GAAP guidance measures to the corresponding U.S. generally accepted accounting principles (“GAAP”) measures on a forward-looking basis as we cannot do so without unreasonable efforts due to the potential variability and limited visibility of excluded items; these excluded items may include exit costs, reduction-in-force initiatives, impairment and early termination charges, among others. For the same reasons, we are unable to address the probable significance of such excluded items. We believe that these non-GAAP financial measures, when reviewed in conjunction with GAAP financial measures, can provide meaningful supplemental information for investors regarding the performance of our business and facilitate a meaningful evaluation of current period performance on a comparable basis with prior periods. Our management uses these non-GAAP financial measures in order to have comparable financial results to analyze changes in our underlying business from quarter to quarter. In addition, certain other items may be excluded from non-GAAP financial measures when the company believes this provides greater clarity to management and investors. These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for or superior to the GAAP financial measures presented in this press release and our financial statements and other publicly filed reports. Non-GAAP measures as presented herein may not be comparable to similarly titled measures used by other companies.
FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or are proven incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include, among other things, statements in the quotes of our President and Chief Executive Officer, our fiscal year 2025 outlook and long-term financial targets, and statements regarding our industry trends and business strategies.
The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include: our ability to provide sustainable products at competitive prices; the impact of current and potential future tariffs and our ability to mitigate such impacts; the plans, strategies, initiatives and objectives of management for future operations; our ability to execute strategic priorities and growth initiatives; our beliefs about our competitive advantages and areas of potential future growth in the market; the impact of general economic conditions, inflationary pressures, consumer disposable income, fuel prices, recession and fears of recession, unemployment, war and fears of war, outbreaks of disease, adverse weather, availability of consumer credit, consumer debt levels, conditions in the housing market, elevated interest rates, sales tax rates and rate increases, consumer confidence in future economic and political conditions, and consumer perceptions of personal well-being and security; the impact of periods of decreased home and home furnishing purchases; our ability to anticipate consumer preferences and buying trends overall and as they apply to specific brands; dependence on timely introduction and customer acceptance of our merchandise; effective inventory management; timely and effective sourcing of merchandise from our foreign and domestic suppliers and delivery of merchandise through our supply chain to our stores and customers; factors, including but not limited to fuel costs, labor disputes, union organizing activity, geopolitical instability, acts of terrorism and war, that can affect the global supply chain, including our third-party providers; multi-channel and multi-brand complexities; challenges associated with our increasing global presence; disruptions in the financial markets; our ability to control employment, occupancy, supply chain, product, transportation and other operating costs; the adequacy of our insurance coverage; payment of dividends; our ability to drive long-term sustainable returns; projections of earnings, revenues, growth and other financial items; and other risks and uncertainties described more fully in our public announcements, reports to stockholders and other documents filed with or furnished to the SEC, including our Annual Report on Form 10-K for the fiscal year ended February 2, 2025 and all subsequent quarterly reports on Form 10-Q and current reports on Form 8-K. We have not filed our Form 10-Q for the quarter ended May 4, 2025. As a result, all financial results described here should be considered preliminary, and are subject to change to reflect any necessary adjustments or changes in accounting estimates that are identified prior to the time we file the Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

ABOUT WILLIAMS-SONOMA, INC.
Williams-Sonoma, Inc. is the world’s largest digital-first, design-led and sustainable home retailer. The company’s brands — Williams Sonoma, Pottery Barn, Pottery Barn Kids, Pottery Barn Teen, West Elm, Williams Sonoma Home, Rejuvenation, Mark and Graham, and GreenRow — represent distinct merchandise strategies that are marketed through e-commerce, direct-mail catalogs and retail stores. These brands collectively support The Key Rewards, our loyalty and credit card program that offers members exclusive benefits. We operate in the U.S., Puerto Rico, Canada, Australia and the United Kingdom and have unaffiliated franchisees that operate stores in the Middle East, the Philippines, Mexico, South Korea and India.
WSM-IR

Condensed Consolidated Statements of Earnings (unaudited)

	For the Thirteen Weeks Ended
	May 4, 2025		April 28, 2024
(In thousands, except per share amounts)	$	% of Revenues	$	% of Revenues
Net revenues	$1,730,113	100.0%	$1,660,348	100.0%
Cost of goods sold	964,304	55.7	865,180	52.1
Gross profit	765,809	44.3	795,168	47.9
Selling, general and administrative expenses	475,096	27.5	478,056	28.8
Operating income	290,713	16.8	317,112	19.1
Interest income, net	9,533	0.6	16,053	1.0
Earnings before income taxes	300,246	17.4	333,165	20.1
Income taxes	68,983	4.0	72,749	4.4
Net earnings	$231,263	13.4%	$260,416	15.7%
Earnings per share (EPS):
Basic	$1.88		$2.03
Diluted	$1.85		$1.99
Shares used in calculation of EPS:
Basic	123,108		128,412
Diluted	124,789		130,629

1st Quarter Net Revenues and Comparable Brand Revenue Growth (Decline)[1]

	Net Revenues		Comparable Brand Revenue Growth (Decline)
(In thousands, except percentages)	Q1 25	Q1 24	Q1 25	Q1 24
Pottery Barn	$695,092	$677,335	2.0%	(10.8)%
West Elm	437,085	430,309	0.2	(4.1)
Williams Sonoma	257,493	238,239	7.3	0.9
Pottery Barn Kids and Teen	229,716	221,802	3.8	2.8
Other[2]	110,727	92,663	N/A	N/A
Total[3]	$1,730,113	$1,660,348	3.4%	(4.9)%
1See the Company’s 10-K for the definition of comparable brand revenue, which is calculated on a 13-week basis, and includes business-to-business revenues.
2Primarily consists of net revenues from Rejuvenation, our international franchise operations, Mark and Graham, and GreenRow.
3Total comparable brand revenue growth (decline) includes Rejuvenation, Mark and Graham, and GreenRow.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(In thousands, except per share amounts)	May 4, 2025	February 2, 2025	April 28, 2024
Assets
Current assets
Cash and cash equivalents	$1,047,181	$1,212,977	$1,254,786
Accounts receivable, net	122,773	117,678	115,215
Merchandise inventories, net	1,335,356	1,332,429	1,211,091
Prepaid expenses	69,442	66,914	62,752
Other current assets	22,570	24,611	22,787
Total current assets	2,597,322	2,754,609	2,666,631
Property and equipment, net	1,031,990	1,033,934	990,166
Operating lease right-of-use assets	1,198,440	1,177,805	1,187,777
Deferred income taxes, net	112,366	120,657	102,203
Goodwill	77,347	77,260	77,292
Other long-term assets, net	139,850	137,342	128,563
Total assets	$5,157,315	$5,301,607	$5,152,632
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$553,655	$645,667	$502,136
Accrued expenses	146,692	286,033	153,462
Gift card and other deferred revenue	589,432	584,791	596,340
Income taxes payable	112,390	67,696	147,360
Operating lease liabilities	229,070	234,180	229,555
Other current liabilities	90,604	93,607	90,007
Total current liabilities	1,721,843	1,911,974	1,718,860
Long-term operating lease liabilities	1,139,745	1,113,135	1,112,329
Other long-term liabilities	134,451	134,079	117,135
Total liabilities	2,996,039	3,159,188	2,948,324
Stockholders' equity
Preferred stock: $0.01 par value; 7,500 shares authorized, none issued	—	—	—
Common stock: $0.01 par value; 253,125 shares authorized; 122,994, 123,125, and 128,675 shares issued and outstanding at May 4, 2025, February 2, 2025 and April 28, 2024, respectively	1,231	1,232	1,288
Additional paid-in capital	524,405	571,585	521,189
Retained earnings	1,654,078	1,591,630	1,699,159
Accumulated other comprehensive loss	(16,423)	(21,593)	(16,893)
Treasury stock, at cost	(2,015)	(435)	(435)
Total stockholders' equity	2,161,276	2,142,419	2,204,308
Total liabilities and stockholders' equity	$5,157,315	$5,301,607	$5,152,632

Retail Store Data (unaudited)

	Beginning of quarter			End of quarter	As of
	February 2, 2025	Openings	Closings	May 4, 2025	April 28, 2024
Pottery Barn	181	2	(3)	180	184
Williams Sonoma	154	—	—	154	156
West Elm	121	1	(3)	119	121
Pottery Barn Kids	45	—	(1)	44	45
Rejuvenation	11	—	—	11	11
Total	512	3	(7)	508	517

Condensed Consolidated Statements of Cash Flows (unaudited)

	For the Thirteen Weeks Ended
(In thousands)	May 4, 2025	April 28, 2024
Cash flows from operating activities:
Net earnings	$231,263	$260,416
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation and amortization	56,404	56,996
Loss on disposal/impairment of assets	732	1,264
Non-cash lease expense	60,484	66,821
Deferred income taxes	(1,559)	(538)
Tax benefit related to stock-based awards	10,647	9,347
Stock-based compensation expense	20,390	22,975
Other	(637)	(1,252)
Changes in:
Accounts receivable	(4,919)	7,666
Merchandise inventories	(689)	34,968
Prepaid expenses and other assets	(2,956)	(2,816)
Accounts payable	(96,022)	(116,731)
Accrued expenses and other liabilities	(139,206)	(114,889)
Gift card and other deferred revenue	4,173	22,592
Operating lease liabilities	(63,850)	(70,838)
Income taxes payable	44,694	50,807
Net cash provided by operating activities	118,949	226,788
Cash flows from investing activities:
Purchases of property and equipment	(58,250)	(39,513)
Other	21	31
Net cash used in investing activities	(58,229)	(39,482)
Cash flows from financing activities:
Repurchases of common stock	(89,971)	(43,781)
Payment of dividends	(74,667)	(62,862)
Tax withholdings related to stock-based awards	(65,357)	(87,008)
Net cash used in financing activities	(229,995)	(193,651)
Effect of exchange rates on cash and cash equivalents	3,479	(876)
Net decrease in cash and cash equivalents	(165,796)	(7,221)
Cash and cash equivalents at beginning of period	1,212,977	1,262,007
Cash and cash equivalents at end of period	$1,047,181	$1,254,786